UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2012 (August 29, 2012)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pacific Premier Bancorp, Inc. (the "Company"), the holding company of Pacific Premier Bank (the “Bank”), announced today by press release, that Jeff C. Jones has been appointed as Chairman of the Boards of Directors of the Company and Bank, effective August 29, 2012.

Mr. Jones has served as a member of the Company’s Board since July 2006.  Mr. Jones is the current Managing Partner and current Executive Committee member of, and partner in, the regional accounting firm Frazer, LLP, which he has been with since 1977.  Mr. Jones has over 30 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries.  Mr. Jones is a past president of Inland Exchange, Inc., an accommodator corporation, and has served on the Board of Directors of Moore Stephens North America, Inc. Mr. Jones holds a B.S. degree in Business Administration from Lewis and Clark College in Portland, Oregon, and a Masters of Business Taxation from Golden Gate University.  Mr. Jones is a CPA in California, is licensed as a life insurance agent and holds a Series 7 securities license.
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Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 31, 2012, issued by the Company announcing the appointment of its new Chairman of the Board Jeff C. Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	August 31, 2012	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 31, 2012, issued by the Company announcing the appointment of its new Chairman of the Board Jeff C. Jones.